Exhibit 99.1

Contact: Jerry M. Brooks, Chief Financial Officer, (713) 939-7711

DRIL-QUIP CO-CHAIRMAN TO STEP DOWN AS CO-CEO

HOUSTON, December 7, 2010 - Dril-Quip, Inc. (NYSE: DRQ) today announced that Larry E. Reimert, Co-Chairman and Co-CEO, will step down from his duties as Co-CEO effective January 1, 2011, in order to concentrate on his cancer related health issues. Mr. Reimert will retain his duties as Co-Chairman and will act as Technical and Strategic Advisor for the Company on a part time basis. Mr. J. Mike Walker, Co-Chairman and Co-CEO, will assume Mr. Reimert’s CEO responsibilities and the Company’s various departmental Vice Presidents will assume Mr. Reimert’s other day to day responsibilities.